Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:

Cameron Donahue

(651) 653-1854

cameron@haydenir.com

Celsius Announces New Kiwi Guava Lime Flavor of On-The-Go Powdered Sticks

Exclusive Launch with Nation’s Largest Retailer in 2,750 Locations

Additional Expansion with Largest U.S. Grocery Chain in 1,100 Locations

Boca Raton, FL (October 29, 2020) – (Nasdaq: CELH) Celsius Holdings Inc., maker of the leading global fitness drink, CELSIUS®, today announced the exclusive launch of Kiwi-Guava-Lime flavored, On-The-Go Powdered Sticks at 2,750 Walmart locations. In addition, the company has expanded their flavor offerings through Kroger at 1,100 locations nationwide.

The Kiwi-Guava-Lime flavored, On-The-Go Powdered Sticks launched exclusively with Walmart. This new flavor is in addition to their Berry and Orange flavored powdered sticks already available at 2,750 locations and follows the company’s initial launch of their CELSIUS® line at 1,500 Walmart locations announced in March of this year.

On-The-Go Powdered Sticks sales have continued to increase significantly and the new flavor brings the total SKU’s for the line to six. In addition to the Walmart launch of the new flavor, the company has expanded distribution for On-The-Go sticks with additional retailers including over 1,200 Publix grocery stores with five SKU’s and new distribution through Europa, which services the gym channel, Vitamin Shoppe and HEB. On-The-GO Powder Sticks are increasing the CELSIUS® usage occasion, with its versatile convenient packaging. In addition, the Company has seen a growing trend with consumers enhancing smoothies with this great tasting line as consumers look for more function out of the foods they consume. This product offer is truly disruptive and adds versatility to our portfolio as it also enables consumers to tailor the flavor and taste of CELISIUS® to their specific preferences and liking.

Celsius also announced the expansion of their CELSIUS® line with the addition of 1,100 Kroger locations in the beverage aisle across three new SKU’s. The company initially launched their drink line with Kroger in October of 2019 and now has 7 to 10 SKU’s depending on the location, while also increasing in store marketing with secondary displays to highlight the continued expansion throughout the chain.

The latest SPINS third party data (Shelf Stable Energy & Functional Beverages) for the 52 weeks ended October 4, 2020, indicates CELSIUS’® sales growth has continued to accelerate in both the convenience, grocery and mass channels year-over-year, while significantly outpacing the channel in volume growth in existing accounts.

• Convenience: 43.9% Growth, outpacing category by 14.8x: 15.9% ACV, Ranked 12th top brand

•	Recently announced expansion into 2,700 company-owned Speedway locations beginning in the fourth quarter of 2020.

• MULO (Grocery/Mass): 100.9% Growth, outpacing category by 7.4x: 36.5% ACV, Ranked 9th top brand

•	1,100 Target locations being transitioned to (DSD) distribution network starting in September 2020.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global company with a proprietary, clinically proven formula for its master brand CELSIUS® and all its sub-brands. A lifestyle fitness drink and a pioneer in the rapidly growing performance energy sector, CELSIUS® has five beverage lines that each offer proprietary, functional, healthy-energy formulas clinically-proven to offer significant health benefits to its users. The five lines include, CELSIUS® Originals, CELSIUS HEAT™, CELSIUS® BCAA +Energy, CELSIUS® On-the-Go, and CELSIUS® Sweetened with Stevia. CELSIUS® has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is Certified Kosher and Vegan. CELSIUS® is also soy and gluten-free and contains very little sodium. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. CELSIUS® is sold nationally at Target, CVS, Walmart, GNC, Vitamin Shoppe, 7-Eleven, Dick's Sporting Goods, The Fresh Market, Sprouts and other key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw's and Food Lion. It is also available on Amazon, at fitness clubs and in select micro-markets across the country. For more information, please visit http://www.celsiusholdingsinc.com

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings' future results of operations and/or financial position, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," "would," or similar words. You should not rely on forward-looking statements since Celsius Holdings' actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.